UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)
(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EXPI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01Changes in Control of Registrant.

As reported on a Schedule 13D filed with the Securities and Exchange Commission on December 8, 2017, on or about June 6, 2017, Glenn D. Sanford and Penny Sanford entered into an oral agreement (the “Stockholder Agreement”), pursuant to which Mr. Sanford and Ms. Sanford agreed to vote as a group with respect to the election of our directors and any other matter on which shares of eXp World Holdings, Inc.’s (the “Company” and “our”) common stock are entitled to vote. A purpose of the Stockholder Agreement was to enable the Company to qualify as a “controlled company” within the meaning of the NASDAQ listing rules.

On May 14, 2018, the Company’s application to list its common stock on the NASDAQ Global Market was approved and, because Mr. Sanford and Ms. Sanford collectively held more than 50% of the voting power for the election of our directors, the Company qualified as a “controlled company” within the meaning of the NASDAQ rules.

On or about December 17, 2020, Mr. Sanford, Ms. Sanford, Jason Gesing and Eugene Frederick entered into an oral agreement to amend the Stockholder Agreement, pursuant to which Mr. Sanford, Ms. Sanford, Mr. Gesing and Mr. Frederick (collectively, the “Voting Group”) agreed to vote their shares as a group with respect to the election of our directors and any other matter on which the Company’s shares of common stock are entitled to vote. Based on the Voting Group’s most recently filed Schedule 13D/A, as of September 30, 2022, the Voting Group beneficially owned 78,997,394 shares of Common Stock, representing 51.73% of our outstanding shares of Common Stock.

On July 31, 2023, Ms. Sanford and Messrs. Sanford and Gesing filed a Schedule 13D/A disclosing that Mr. Frederick was no longer a member of the Voting Group. Because no person or group holds more than 50% of the voting power for the election of our directors, the Company no longer qualifies as a “controlled company” under NASDAQ rules. Accordingly, following permitted phase-in periods, the Company will be required to, among other things, have a majority of independent directors on its Board of Directors, a compensation committee consisting solely of independent directors and a director nominations process whereby directors are selected by a nominations committee consisting solely of independent directors or by a vote of the Board of Directors in which only independent directors participate.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: July 31, 2023	/s/ James Bramble
James Bramble
General Counsel